SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

The Cheesecake Factory Incorporated
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: ———————————————————————————————————————
(2)	Aggregate number of securities to which transaction applies: ———————————————————————————————————————
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

———————————————————————————————————————
(4)	Proposed maximum aggregate value of transaction: ———————————————————————————————————————
(5)	Total fee paid: ———————————————————————————————————————

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ———————————————————————————————————————
(2)	Form, Schedule or Registration Statement No.: ———————————————————————————————————————
(3)	Filing Party: ———————————————————————————————————————
(4)	Date Filed: ———————————————————————————————————————

April 10, 2002

Dear Stockholder:

     You are cordially invited to attend The Cheesecake Factory Incorporated Annual Meeting of Stockholders on Thursday, May 16, 2002 at 10:00 a.m. (Pacific Time). The meeting will be held at The Cheesecake Factory® restaurant located at 605 North Harbor Drive, Redondo Beach, California.

     The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. Our agenda for the Annual Meeting will also include an overview of the Company’s business operations and recent performance results.

     You may bring guests to the Annual Meeting, but we reserve the right to limit the number of your guests in order to ensure adequate seating for stockholders. If you plan to attend, please bring the Admittance Slip on the back cover. Regardless of whether or not you will attend, please vote by signing, dating and returning the enclosed proxy card. Or, you can vote by telephone or Internet (see back cover). Voting by mail will not prevent you from voting in person at the meeting.

Sincerely, David Overton Chairman, President and Chief Executive Officer

THE CHEESECAKE FACTORY INCORPORATED
26950 Agoura Road
Calabasas Hills, California 91301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
on
May 16, 2002

     The 2002 Annual Meeting of Stockholders of THE CHEESECAKE FACTORY INCORPORATED (the “Company”) will be held at The Cheesecake Factory® restaurant located at 605 North Harbor Drive, Redondo Beach, California, on Thursday, May 16, 2002, beginning at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect one nominee to serve as a director of the Company for a three-year term and until a respective successor shall be elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 1, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors, Debby R. Zurzolo Secretary
Calabasas Hills, California April 10, 2002

THE CHEESECAKE FACTORY INCORPORATED

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2002

     This Proxy Statement is furnished to the stockholders of THE CHEESECAKE FACTORY INCORPORATED (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at The Cheesecake Factory® restaurant located at 605 North Harbor Drive, Redondo Beach, California, on May 16, 2002, beginning at 10:00 a.m. Pacific Time, and at any adjournment thereof.

     Proxies delivered pursuant to this solicitation are revocable at the option of the persons executing same, prior to their exercise, by attendance and voting at the meeting or by written notice delivered to the Corporate Secretary of the Company prior to the meeting, and are solicited by and on behalf of the Board of Directors of the Company. Unless previously revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the meeting by the named attorneys-in-fact and agents, to the extent authorized, in accordance with the directions contained therein. If no such directions are given, the shares represented by such proxies will be voted in favor of the election of the nominee for director. The named proxies may vote in their discretion upon such other matters as may properly come before the meeting. Assuming a quorum is present in person or by proxy at the meeting, with respect to the election of a director, the nominee(s) receiving the greatest number of votes cast will be elected to the Board.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of the Company’s common stock entitled to vote at the Annual Meeting. Shares voted on a matter are treated as being present for purposes of establishing a quorum. Abstentions and broker nonvotes will be counted for determining a quorum, but will not be counted for purposes of determining the number of votes cast “FOR” or “AGAINST” any matter.

     The Company will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting and Proxy Statement and the cost of this solicitation. Proxies may be solicited by personal interview, telephone and telegraph, as well as by use of the mails. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard. Employees of the Company participating in the solicitation of proxies will not receive any additional remuneration.

     On April 1, 2002, 48,756,297 shares of the Company’s common stock were outstanding, and there were no outstanding shares of any other class of stock. Each holder of common stock is entitled to one vote for each share of such stock held. Only stockholders of record at the close of business on April 1, 2002 will be entitled to vote at the Annual Meeting. A majority of the outstanding shares, whether present in person or by proxy, is required to constitute a quorum to transact business at the meeting.

     The Company intends to cause this Proxy Statement to be mailed to stockholders on or about April 10, 2002.

PROPOSAL 1

ELECTION OF DIRECTOR

     The Company’s Bylaws provide for a Board of Directors (the “Board”) consisting of no less than five and no more than thirteen members, the exact number within this range being determined by the Board. The Board has currently set the number of directors at five. The Board is classified into three classes with each director serving a three-year term. David Overton is serving a term that will expire at the Annual Meeting of Stockholders to be held in 2002. Jerome I. Kransdorf and Wayne H. White are serving terms that expire at the Annual Meeting of Stockholders to be held in 2003. Thomas L. Gregory is serving a term that will expire at the Annual Meeting of Stockholders to be held in 2004. The Board of Directors currently has a vacancy for one position. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Company officers are elected annually by the Board of Directors and serve at the Board’s discretion.

     The Nominating Committee of the Board has nominated Mr. Overton for reelection to the Board for a three-year term that will expire at the Annual Meeting of Stockholders to be held in the year 2005. Mr. Overton has indicated his willingness to serve and, unless otherwise instructed, proxies will be voted for the election of Mr. Overton unless instructions are given on the proxy to withhold authority to vote for him.

     Nominations for the election of directors, other than by the Nominating Committee of the Board, must be made by a stockholder entitled to vote for the election of directors by giving timely written notice to the Secretary of the Company at the Company’s principal offices. Such notice must be received not less than 60 calendar days nor more than 90 calendar days prior to the Annual Meeting; provided that, if in the event that notice or prior public disclosure of the date of the Annual Meeting is given or made to the stockholders for a meeting date that is not within 30 days before or after the anniversary of the immediately preceding Annual Meeting of Stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth calendar day following the day on which such notice was mailed or such public disclosure was made. Such stockholder’s notice must be in writing and must set forth as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 including, but not limited to, such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Such stockholder notice must also set forth the name and address, as they appear on the Company’s books, of the nominating stockholder and the class and number of shares of common stock beneficially owned by such stockholder.

     Information with respect to the nominee for director and the other directors of the Company is set forth below.

THE BOARD OF DIRECTORS

     DAVID OVERTON, age 55, co-founded the Company’s predecessor with his parents. He has served as the Company’s Chairman of the Board, President and Chief Executive Officer since its incorporation in February 1992.

     THOMAS L. GREGORY, age 66, became a director of the Company upon the consummation of its initial public offering in September 1992. Mr. Gregory has over 40 years of experience in the food service industry. He served as Vice Chairman of the Board of Directors of Sizzler International, Inc., a restaurant chain, until August 1994. Mr. Gregory served as President, Chief Executive Officer and a member of the board of directors of Sizzler from 1982 to 1991, and then served as President of its successor company until his retirement in 1992. From 1974 to 1991, he served as Vice President for Collins Foods International, Inc., a food service company, and retained such position concurrently with his positions at Sizzler. Mr. Gregory is a member of the board of directors of Regis Corporation, the world’s largest chain of retail haircare operations. He is also a member of the board of directors of JJ North’s Grand Buffets, a buffet restaurant chain.

     JEROME I. KRANSDORF, age 63, became a director of the Company in March 1997. Mr. Kransdorf has over 40 years of investment management experience. He currently serves as President of JaK Direct, a division of Direct Brokerage, Inc. From 1997 to 2001, Mr. Kransdorf served as Senior Vice President of J. & W. Seligman & Co. Incorporated, an investment advisory firm. From 1959 to 1997, he was employed in investment and senior management positions at Wertheim & Co. and its successor companies.

     WAYNE H. WHITE, age 64, became a director of the Company upon the consummation of its initial public offering in September 1992. Since January 1993, Mr. White has been an investment banker and management consultant with a special emphasis on gaming and restaurant companies. He is currently affiliated with Wells Fargo Securities in San Francisco. Mr. White has approximately 20 years of senior management experience in the restaurant industry, including Victoria Station (seven years) and Famous Restaurants (two years).

Committees of the Board of Directors

     The Board of Directors has three standing committees — the Audit Committee, the Compensation Committee and the Nominating Committee. All of the members of the Audit, Compensation and Nominating Committees are directors independent of management who are not and have never been officers or employees of the Company. The members of each committee and the functions performed thereby are described below.

   Audit Committee

     The Audit Committee is responsible for the oversight of the Company’s internal control, corporate governance and financial reporting processes, as well as the independent audit of the Company’s consolidated financial statements. The members of the Audit Committee are Messrs. Gregory, Kransdorf and White. The Audit Committee operates pursuant to a written charter. See “Report of the Audit Committee of the Board of Directors.”

   Compensation Committee

     The Compensation Committee is responsible for setting the levels of compensation for the Company’s Named Executive Officers. The Compensation Committee also approves and administrates the Company’s incentive compensation programs, including the Company’s stock option plans and the Performance Incentive Plan. The members of the Compensation Committee are Messrs. Gregory, Kransdorf and White. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

   Nominating Committee

     The Nominating Committee is responsible for considering and proposing candidates, who are members of the Company’s management, to fill vacancies on the Board. The members of the Nominating Committee are Messrs. Gregory, Kransdorf and White.

Meetings, Attendance and Fees

     During fiscal 2001, the Board of Directors held four meetings and the Audit Committee and Compensation Committees each held two meetings. No member of the Board attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which he served.

     Each independent director receives an annual fee of $10,000 plus $1,000 for each meeting of the Board of Directors attended. Non-employee directors who serve on committees also receive $1,000 for each meeting attended that takes place on a date other than the day of a regularly scheduled Board of Directors meeting. Under the terms of the 1997 Non-Employee Director Stock Option Plan (“1997 Director Plan”), Messrs. Gregory, Kransdorf and White are eligible to receive options to purchase shares of the Company’s common stock. No stock options were granted to independent directors during fiscal 2001.

Indemnification of Officers and Directors

     As permitted by the Delaware General Corporation Law, the Company’s Certificate of Incorporation limits the personal liability of a director of the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (a) any breach of the director’s duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit.

     The Company has also entered into indemnification agreements with its directors and Named Executive Officers. The indemnification agreements provide that the directors and Named Executive Officers will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys’ fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

Compliance with Reporting Requirements of Section 16 of the Exchange Act

     Under Section 16(a) of the Exchange Act, the Company’s directors, Named Executive Officers and any persons holding ten percent or more of the Company’s common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during fiscal 2001, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

Compensation Committee Interlocks and Insider Participation

     No directors, other than those identified above, served as members of the Compensation Committee during the last completed fiscal year. No member of that committee was an officer or employee of the Company or any of its subsidiaries during the year. None of the Named Executive Officers of the Company have served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

BENEFICIAL OWNERSHIP
OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership as of April 1, 2001 of the Company’s common stock by (a) each person known to the Company owning beneficially more than five percent of the outstanding shares of the Company’s common stock, (b) each director of the Company, (c) each Named Executive Officer of the Company, and (d) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each of the stockholders named below is the Company’s principal executive office.

	Beneficial Ownership
Name	Shares	Percentage
American Express Financial Corporation	5,964,109	12.0%
Fidelity Management & Research Company	4,706,000	9.5%
David Overton (1)(2)	3,810,166	7.7%
Wellington Management Company, LLP	3,055,000	6.1%
Thomas L. Gregory (3)(4)	49,375	*
Jerome I. Kransdorf (3)(5)	44,375	*
Wayne H. White (3)(6)	69,375	*
Linda J. Candioty (7)	190,000	*
Gerald W. Deitchle (8)(11)	229,875	*
Debby R. Zurzolo (9)(11)	73,005	*
All executive officers and directors as a group (seven persons)(10)	4,466,171	9.0%

*	Less than 1% of the issued and outstanding shares.

(1)	Includes 370,875 shares which Mr. Overton has the right to acquire upon the exercise of options granted under the Company’s 1992 Performance Employee Stock Option Plan (the “1992 Stock Option Plan”). Excludes an additional 58,500 shares subject to stock options granted to Mr. Overton under the 1992 Stock Option Plan and 50,000 shares subject to stock options granted to Mr. Overton under the Company’s 2001 Stock Option Plan, all of which are not currently exercisable. Excludes 43,425 shares held by Mr. Overton’s spouse; 85,650 shares that she has the right to acquire upon the exercise of options granted under the 1992 and the Year 2000 Performance Stock Option Plan; and an additional 26,100 shares subject to stock options granted under the Company’s stock option plans that are not currently exercisable, all of which she has sole voting and investment power. See “Executive Compensation.”

(2)	Named Executive Officer and director of the Company.

(3)	Independent director of the Company.

(4)	Includes 49,375 shares that Mr. Gregory has the right to acquire upon the exercise of options granted under the Company’s 1997 Director Plan. See “Board of Directors - Meetings, Attendance and Fees.”

(5)	Includes 44,375 shares that Mr. Kransdorf has the right to acquire upon the exercise of options granted under the Company’s 1997 Director Plan. See “Board of Directors - Meetings, Attendance and Fees.”

(6)	Includes 69,375 shares that Mr. White has the right to acquire upon the exercise of options granted under the Company’s 1997 Director Plan. See “Board of Directors - Meetings, Attendance and Fees.”

(7)	Includes 165,000 shares that Ms. Candioty has the right to acquire upon the exercise of options granted under the Company’s 1992 Stock Option Plan. Does not include an additional 51,375 shares subject to stock options granted under the 1992 and 2001 Stock Option Plans that are not currently exercisable. Effective March 1, 2002, Ms. Candioty retired as Executive Vice President and Secretary of the Company, but continues to serve the Company as a part-time employee.

4

(8)	Includes 222,375 shares that Mr. Deitchle has the right to acquire upon the exercise of options granted under the Company’s 1992 Stock Option Plan. Does not include an additional 95,125 shares subject to stock options granted under the 1992 and 2001 Stock Option Plans that are not currently exercisable.

(9)	Includes 72,500 shares that Ms. Zurzolo has the right to acquire upon the exercise of options granted under the Company’s 1992 Stock Option Plan. Does not include an additional 163,500 shares subject to stock options granted under the 1992 and 2001 Stock Option Plans that are not currently exercisable.

(10)	Includes 993,875 shares that the Company’s executive officers and outside directors have the right to acquire upon the exercise of options granted under the Company’s stock option plans.

(11)	Named Executive Officer of the Company.

Addresses for persons owning more than five percent of the Company’s common stock are as follows:

American Express Financial Corporation	200 AXP Financial Center, Minneapolis, MN 55474
Fidelity Management & Research Company	82 Devonshire Street, Boston, MA 02109
Wellington Management Company, LLP	75 State Street, Boston, MA 02109

5

EXECUTIVE COMPENSATION

     The following table shows the compensation paid during the last three fiscal years to the Company’s Named Executive Officers at January 1, 2002.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus($)(1)	Other Annual Compensation($)(2)	Securities Underlying Options(#)(3)
David Overton	2001	450,000		88,000	14,341	—
Chairman of the Board,	2000	420,000		168,000	3,305	95,000
President and	1999	400,000		160,000	3,170	30,000
Chief Executive Officer

Gerald W. Deitchle	2001	315,000		55,125	7,697	—
Executive Vice President,	2000	295,000		103,250	7,194	80,000
Corporate Operations and Chief	1999	275,000		96,250	6,196	37,500
Financial Officer

Debby R. Zurzolo	2001	255,000		38,250	14,245	—
Senior Vice President, General	2000	241,500		72,450	13,180	50,000
Counsel and Secretary	1999	156,577	(4)	51,750	8,172	150,000

Linda J. Candioty (5)	2001	245,000		42,875	12,358	—
	2000	230,000		80,500	9,057	65,000
	1999	220,000		77,000	10,391	30,000

(1)	Bonuses were awarded pursuant to the Company’s Performance Incentive Plan, as amended.

(2)	Other annual compensation includes automobile allowances or the value of the personal use of Company-provided automobiles, the Company’s matching contribution (which is subject to vesting requirements) for the Executive Savings Plan (a nonqualified deferred compensation plan), and life insurance benefits.

(3)	Stock options were granted under the Company’s 1992 Stock Option Plan.

(4)	Ms. Zurzolo joined the Company in April 1999. Annual compensation amounts presented for fiscal 1999 reflect a partial year of employment.

(5)	Ms. Candioty retired as Executive Vice President and Secretary effective March 1, 2002. She continues to serve the Company as a part-time employee.

6

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year End Option Values

     The following table shows all stock options exercised by the Named Executive Officers during fiscal 2001 and the number and value of options they held at fiscal year end.

	Shares Acquired	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year End (#)(1)		Value of Unexercised In-the-Money Options At Fiscal Year End ($)(2)
Name	on Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David Overton	—	—	282,375	147,000	7,509,825	3,189,848
Gerald W. Deitchle	30,000	545,451	251,018	106,500	6,605,863	2,229,729
Debby R. Zurzolo	31,500	590,740	22,500	201,000	583,268	4,602,663
Linda J. Candioty	50,625	1,202,166	188,438	97,500	5,093,191	2,063,553

(1)	These options were granted pursuant to the 1992 Stock Option Plan. The unexercisable options vest 20% to 50% per year with the final portion vesting on January 2, 2006. The options have a term of ten years.

(2)	Represents the difference between the closing price ($34.77) of the Company’s Common stock on December 31, 2001, the last trading day of the Company’s 2001 fiscal year, and the exercise price of the options.

Employment Agreements

     In March 2001, the Company entered into a three-year employment agreement with David Overton, the Company’s Chief Executive Officer. The agreement provides Mr. Overton with an annual base salary equal to $450,000 for the first twelve months commencing from the date thereof; $475,000 for the next twelve months thereafter; and $500,000 for the next twelve months thereafter, continuing through the term of the agreement. Mr. Overton is entitled to participate equitably with other executive officers in any plan of the Company relating to bonuses, stock options, health and life insurance, compensated absences, retirement or other employee benefits. The agreement also provides Mr. Overton with an automobile allowance, reimbursement of his business expenses, and certain additional health and life insurance benefits. If Mr. Overton voluntarily resigns from the Company or is terminated with cause (as defined in the agreement), he will be entitled to receive any unpaid salary earned up through the termination date, plus any unpaid pro rata portion of any incentive plan award for the current fiscal year when such awards are paid to all other plan participants. If Mr. Overton’s employment is terminated without cause prior to a change in control of the Company (as defined in the agreement), or if he dies or is permanently disabled, he or his estate will be entitled to receive a lump sum payment equal to three times his then current annual base salary. If, during the first 18 months after a change in control of the Company, Mr. Overton voluntarily terminates his employment or is terminated by the Company without cause, he will be entitled to receive a lump sum payment of $2 million, and the Company will also pay for certain health and life insurance benefits for Mr. Overton and his dependents for an additional 36 months. In the event that any payment or benefit paid or payable to Mr. Overton under the agreement is subject to any excise tax in connection with the “excess parachute payment” provisions of the Internal Revenue Code, Mr. Overton is entitled to receive an additional “gross-up” payment from the Company such that the after-tax proceeds of the payment to Mr. Overton will be sufficient to pay any such excise tax in full.

     In July 1995, the Company entered into an employment agreement with Gerald W. Deitchle, the Company’s Executive Vice President, Corporate Operations and Chief Financial Officer. Under this agreement, Mr. Deitchle is provided with an annual base salary ($331,000 for fiscal 2002), which is subject to increase from time to time by the Board of Directors. Mr. Deitchle is entitled to other specified benefits such as participation in the Company’s executive-level incentive plan, an automobile allowance, reimbursement of business expenses and health and life insurance benefits. The agreement may be terminated without cause by Mr. Deitchle with 60 days written notice, and may be terminated by the Company at any time without prior notice. If the Company terminates Mr. Deitchle’s employment without cause (as defined in the agreement), he will be entitled to receive an amount equal to two times his annual base salary then in effect, plus any unpaid pro rata salary earned through the termination date. During the first 90 days after a change in control of the Company (as defined in the agreement), Mr. Deitchle may terminate the agreement and receive a lump sum payment equal to two times his then annual base salary in effect plus any unpaid pro rata salary earned through the termination date.

     In April 1999, the Company entered into an employment agreement with Debby R. Zurzolo, the Company’s Senior Vice President, General Counsel and Secretary. Under this agreement, Ms. Zurzolo is provided with an annual base salary ($267,500 for fiscal 2002) which is subject to increase from time to time by the Board of Directors. Ms. Zurzolo is entitled to other specified benefits such as an automobile allowance, reimbursement of business expenses and health and related insurance benefits. The agreement may be terminated without cause by Ms. Zurzolo with 90 days written notice, and may be terminated by the Company at any time without prior notice. If the Company terminates Ms. Zurzolo’s employment without cause (as defined in the agreement), she will be entitled to receive an amount equal to two times her annual base salary then in effect, plus any unpaid pro rata salary earned up to the date of termination, plus any unpaid pro rata portion of any incentive plan awards for the current fiscal year when awards are paid to all other plan participants, plus an accelerated vesting of stock options granted to her under the Company’s stock option plans according to a predetermined schedule in the agreement.

     In April 1998, the Company entered into an employment agreement with Linda J. Candioty, Executive Vice President and Secretary of the Company. Under her agreement, Ms. Candioty was provided with an annual base salary ($245,000 for fiscal 2001). Ms. Candioty was entitled to other specified benefits such as participation in the Company’s executive-level incentive plans, an automobile allowance, reimbursement of business expenses and health and life insurance benefits. Ms. Candioty retired as Executive Vice President and Secretary on March 1, 2002. This employment agreement was cancelled effective February 28, 2002. Ms. Candioty continues to serve the Company as a part-time employee.

Performance Incentive Plan

     The Board of Directors adopted the Company’s Performance Incentive Plan, as amended (the “Incentive Plan”) during fiscal 1998. All executive officers and other officer and director-level staff employees are eligible for annual cash bonuses under the Incentive Plan. Under the terms of the Incentive Plan, the Compensation Committee establishes targeted financial goals based on income from operations, net income, net income per share, return on assets, return on equity, growth in earnings or other financial measures. Participants are assigned a target bonus equal to 10% to 50% of their annual base salary. Actual bonuses are awarded by the Compensation Committee at the end of each fiscal year based on the degree of achievement of the targeted financial goals. Participants are assigned threshold target and maximum cash bonus levels as a percentage of their respective base salaries, based upon their level of responsibilities with the Company. No cash bonuses were awarded under the Incentive Plan for fiscal 1998, as the threshold financial goals were not achieved. Targeted financial goals were achieved for fiscal 1999 and 2000, while the threshold goal was achieved for fiscal 2001. Financial objectives have been set for fiscal 2002 that are linked to the attainment of a targeted consolidated net income goal established by the Compensation Committee and approved by the Board. The Incentive Plan was amended in fiscal 2002 to allow the Compensation Committee to establish individual target performance objectives and award individual bonuses based upon achievement of such performance objectives equal to 1% to 100% of their annual base salary.

Executive Savings Plan

     Effective October 1999, the Company adopted the Executive Savings Plan (the “ESP”) in order to provide a tax-advantaged savings vehicle to help it attract, retain and motivate executives with the essential qualifications to successfully manage the Company’s continuing growth. The ESP is a nonqualified deferred compensation plan for highly compensated Company employees as defined in the ESP and who are otherwise ineligible for participation in the Company’s qualified defined contribution savings plan under section 401(k) of the Internal Revenue Code. The ESP allows participating executives to defer the receipt of up to 25% of their salaries and 100% of their eligible bonuses. The Company currently matches, with cash, 1% of the first 4% of annual salaries deferred by participating employees. The Company’s matching contribution vests 25% annually beginning with the end of the employee’s second year of participation in the ESP. Employee deferrals and the Company match are deposited into a “rabbi” trust established by the Company, and the funds are generally invested in individual variable life insurance contracts owned by the Company which are specifically designed to informally fund executive savings plans of this nature.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

     The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   Overview and Philosophy

     The Compensation Committee is composed entirely of independent directors and is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other Named Executive Officers of the Company. The Compensation Committee is also responsible for setting and administering the policies which govern the Company’s 1992 Performance Employee Stock Option Plan, the 2001 Stock Option Plan, the Performance Incentive Plan and the Executive Savings Plan.

     There are three key elements in the Company’s executive compensation program, all determined by individual and corporate performance:

•	Annual base salaries;

•	Annual incentive compensation; and

•	Long-term incentive compensation.

     The Company’s executive compensation program is designed to enable it to attract, retain and motivate the highest quality of management talent available. Furthermore, the Compensation Committee believes that the value of the program should reflect, in large part, the value created for stockholders. The key objectives of the program are as follows:

•	To offer fair and competitive annual base salaries consistent with similarly situated companies in the foodservice industry;

•	To reward executives for corporate and individual performance through annual incentive and deferred compensation programs; and

•	To encourage future performance through the use of long-term incentives such as stock options that align the interests of employees and stockholders.

   Annual Base Salaries

     Annually, the Compensation Committee establishes the base salaries to be paid to the Company’s executive officers during the coming year, subject to the approval of the Board. In setting base salaries, the Compensation Committee takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and job performance as well as the performance of the Company as a whole and current market conditions.

   Annual Incentive Compensation

     The Company’s Performance Incentive Plan, as amended (the “Incentive Plan”) is the Company’s annual cash bonus program for executive officers and other officer and director-level staff employees. Under the Incentive Plan, the Compensation Committee establishes targeted financial goals based on net income, net income per share, return on assets, return on equity, growth in earnings or other financial measures. Each participant is assigned a target bonus award equal to 10% to 50% of the participant’s annual base salary. The actual bonuses shall be awarded by the Compensation Committee at the end of each fiscal year based on the achievement of the targeted financial goals. Participants are assigned threshold, target and maximum cash bonus levels as a percentage of their respective base salaries based upon their levels of responsibilities with the Company. Financial objectives have been set for fiscal 2002 that are linked to the attainment of a targeted consolidated net income goal established by the Compensation Committee and approved by the Board. The Incentive Plan was amended in fiscal 2002 to allow the Compensation Committee to establish individual target performance objectives and award individual bonuses based upon achievement of such performance objectives equal to 1% to 100% of their annual base salary.

   Long-term Incentive Compensation

     The Compensation Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company’s stock price increases. Stock options utilize vesting periods to encourage key employees to continue in the employ of the Company.

     The Board of Directors adopted the 1992 Performance Employee Stock Option Plan (the “1992 Stock Option Plan”) and the 2001 Stock Option Plan. The 1992 Stock Option Plan was approved by stockholders at the 1993 Annual Meeting of Stockholders, and the 2001 Stock Option Plan was approved by stockholders at the 2001 Annual Meeting of Stockholders. Both plans authorize the Compensation Committee to award stock options to Named Executive Officers and other key employees at exercise prices, vesting schedules and on other terms established by the Committee. The Company maintains two other stock option plans, the 1997 Non-Employee Director Stock Option Plan and the 2000 Performance Employee Stock Option Plan, a broad based plan which is principally intended for the Company’s restaurant general managers, executive kitchen managers and middle management employees. Named Executive Officers do not participate in either of these plans.

   Compensation of the Chief Executive Officer

     In March 2001, the Compensation Committee approved a three-year agreement for Mr. Overton. Under the terms of that agreement, Mr. Overton’s base salary was set at $450,000 for the first twelve months of the agreement, $475,000 for the next twelve months thereafter and $500,000 for the next twelve months thereafter until the end of the term. Other terms of Mr. Overton’s agreement are disclosed under the caption “Employment Agreements.”

     The Compensation Committee believes that, given Mr. Overton’s performance record, his status in the restaurant industry and his experience and leadership, his employment agreement and stock option awards significantly benefit the Company and its stockholders by securing Mr. Overton’s services for the future and thereby motivating him to continue his focus on the long-term strategic growth and profitability of the Company.

     Section 162(m) of the Internal Revenue Code of 1987, as amended, generally limits the annual corporate federal tax deduction for compensation paid to executive officers named in the Proxy Statement to $1,000,000, unless the compensation qualifies as “performance based” and has been approved in advance by a vote of its stockholders. The Company is not currently compensating any Named Executive Officers at levels that would cause this annual limitation on corporate federal tax deductions to apply and has no current plans to do so. Accordingly, the Compensation Committee has not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions. The Compensation Committee will, if it appears that any Named Executive Officer will likely be approaching the $1,000,000 compensation limitation in the near future, review whether such payments should be structured as to qualify as deductible performance-based compensation.

Thomas L. Gregory Jerome I. Kransdorf Wayne H. White
10

Report of the Audit Committee of the Board of Directors

     The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which was attached as Appendix A to the Proxy Statement for the 2001 Annual Meeting of Stockholders. As more fully described in its charter, The Audit Committee is responsible for the oversight of the Company’s financial reporting, corporate governance and internal control processes, as well as the independent audit of the Company’s consolidated financial statements. The Audit Committee is comprised of three directors who meet the independence and experience requirements of the NASDAQ Stock Market.

     The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference therein.

     The Audit Committee oversees the Company’s financial reporting, corporate governance and internal control processes on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the financial reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements for fiscal 2001 with management and the Company’s independent auditors, PricewaterhouseCoopers LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management and the independent auditors have represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee reviewed with the Company’s independent auditors such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

     Based upon these reviews and discussions, the Audit Committee has approved the recommendation of Company management that the audited consolidated financial statements for the fiscal year ended January 1, 2002 be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Thomas L. Gregory Jerome I. Kransdorf Wayne H. White
11

Price Performance Graph

     Set forth below is a graph comparing the total return on an indexed basis of a $100 investment in the Company’s common stock, the S&P Midcap Restaurant Index, the Nasdaq Composite® (US) Index and the Nation’s Restaurant News Stock Index. The measurement points utilized in the graph consist of the last trading day in each calendar year, which closely approximates the last day of the respective fiscal year of the Company.

Comparison of Five-Year Cumulative Total Return on $100 Investment
Among The Cheesecake Factory Incorporated, S&P Midcap Restaurant Index,
Nasdaq Composite® (US) Index and the Nation’s Restaurant News Stock Index

	12/31/96	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01
The Cheesecake Factory Incorporated	$100.00	$168.03	$244.98	$289.22	$475.46	$646.28
S&P Midcap Restaurant Index	$100.00	$109.32	$133.76	$112.49	$ 97.42	$121.70
Nasdaq Composite® (US) Index	$100.00	$122.48	$168.27	$320.87	$193.00	$153.14
Nation’s Restaurant News Stock Index	$100.00	$100.09	$134.35	$128.19	$124.66	$124.34

12

INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, appointed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent auditors to conduct the audit of the Company’s books and records for the fiscal year ended January 1, 2002. PWC has also served as the Company’s independent auditors since the Company’s inception in 1992. Representatives of PWC are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

Audit Fees

     The aggregate fees billed by PWC for professional services rendered for the audit of the Company’s consolidated financial statements for the fiscal year ended January 1, 2002 and for the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $145,623.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by PWC for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended January 1, 2002.

All Other Fees

     The aggregate fees billed by PWC for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended January 1, 2002 were $78,050. These fees were for corporate tax consultation services ($65,210) and for audits of the Company’s 401(k) plan ($12,840). The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of the independent auditors.

OTHER MATTERS

     The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting of Stockholders. If, however, other business shall properly come before the meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interests of the Company.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Any stockholder proposal intended to be included in the Company’s Proxy Statement for the 2003 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than December 12, 2002. Under the Company’s Bylaws, any other stockholder proposal to be presented at the Annual Meeting must be submitted in writing to the Company’s secretary at the Company’s principal offices no earlier than February 15, 2003 and no later than March 17, 2003.

AVAILABILITY OF FORM 10-K

     The Company will provide to any stockholder without charge, upon the written request of that stockholder, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2002 with the Securities and Exchange Commission. Such requests should be addressed to: Jane Vallaire, Senior Manager, Investor Relations at The Cheesecake Factory Incorporated, 26950 Agoura Road, Calabasas Hills, CA 91301.

By Order of the Board of Directors, Debby R. Zurzolo Secretary
13

YOUR VOTE IS IMPORTANT TO US.

YOU CAN VOTE BY MAIL,
OR
YOU CAN VOTE BY TELEPHONE OR THE INTERNET
BY FOLLOWING THE FOUR EASY STEPS BELOW.

VOTE BY TELEPHONE

It’s fast, convenient and your vote is
immediately confirmed and posted. Using a
touch-tone telephone, call the toll-free
telephone number and follow these
four easy steps:

1.	Read the accompanying Proxy Statement and voting instruction form.

2.	Call the toll-free number 1-800-690-6903.

3.	Enter your 12-digit Control Number located in the gray shaded box of your voting instruction form.

4.	Follow the simple recorded instructions.

VOTE BY INTERNET

It’s fast, convenient and your vote is immediately confirmed and posted. You will also have the option to register to receive future materials via the Internet, when available.

1.	Read the accompanying Proxy Statement and voting instruction form.

2.	Go to website: www.proxyvote.com.

3.	Enter your 12-digit Control Number located in the gray shaded box on the right side of your voting instruction form.

4.	Follow the simple instructions.

Please do not return your Voting Form if you voted by telephone or Internet.

ADMITTANCE SLIP THE CHEESECAKE FACTORY INCORPORATED ANNUAL MEETING OF STOCKHOLDERS

Place:	The Cheesecake Factory(R) 605 North Harbor Drive Redondo Beach, California

Time:	May 16, 2002, 10:00 a.m. PDT

Please present this coupon at the entrance to the meeting room. You may bring guests, but we reserve the right to limit the number of your guests in order to ensure adequate seating for stockholders. Camcorders, recording or photography equipment of any kind are expressly prohibited at the Annual Meeting.

The Cheesecake Factory Incorporated
26950 Agoura Road o Calabasas Hills, CA 91301
Telephone (818) 871-3000
www.thecheesecakefactory.com

PROXY

THE CHEESECAKE FACTORY INCORPORATED

     Solicited on behalf of the Board of Directors of THE CHEESECAKE FACTORY INCORPORATED (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 16, 2002, at 10:00 A.M. Pacific Daylight Time at The Cheesecake Factory® restaurant, 605 North Harbor Drive, Redondo Beach, California.

     The undersigned hereby appoints Debby R. Zurzolo and Jane Vallaire, or either one of them, as Proxies, with the full power of substitution, to vote all shares of common stock of the Company held of record by the undersigned on April 1, 2002 at the Meeting or at any adjournments thereof, on the proposal set forth below, and in their discretion, upon such other business as may properly come before the Meeting.

The Board of Directors recommends a vote in favor of Proposal 1.

1.	ELECTION OF DAVID OVERTON AS DIRECTOR

|_|	FOR the nominee listed above for the term set forth in the Proxy Statement.

|_|	WITHHOLD AUTHORITY to vote for the nominee listed above.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposal 1. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Proxy Statement dated April 10, 2002 is acknowledged.

     Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

Dated:_________________________, 2002 ______________________________________ (Signature) ______________________________________ (Signature)

Please sign exactly as name appears hereon. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.